Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

July 26, 2019

LiveXLive Media, Inc.
269 South Beverly Drive, Suite #1450

Beverly Hills, CA 90212

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated July 25, 2019, to a Prospectus dated February 7, 2019 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-228909 (the “Registration Statement”), filed by LiveXLive Media Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 5,000,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”). The Shares are to be sold pursuant to securities purchase agreements dated July 25, 2019 by and among the Company and the Purchasers named therein (the “Securities Purchase Agreements”), a form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement, together with the exhibits thereto filed with the Commission; (v) the Prospectus and Prospectus Supplement; (vi) such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and (vii) the Securities Purchase Agreements and the transactions contemplated thereby. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 26, 2019

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares have been authorized for issuance and, when the Shares are issued and paid for in accordance with the Securities Purchase Agreements and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.